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Exhibit 5.1
Simpson Thacher & Bartlett LLP
900 G STREET, NW WASHINGTON, D.C. 20001 ________________
TELEPHONE: +1-202-636-5500 FACSIMILE: +1-202-636-5502
May 8, 2026
The Carlyle Group Inc.
1001 Pennsylvania Avenue, NW
Washington, D.C. 20004
To the Addressee Stated Above:
We have acted as counsel to The Carlyle Group Inc., a Delaware corporation (the
“Company”), the subsidiaries of the Company listed on Schedule I hereto (the “Schedule I
Subsidiaries”) and the subsidiary of the Company listed on Schedule II hereto (the “Schedule II
Subsidiary” and, collectively with the Schedule I Subsidiaries, the “Subsidiary Entities”) in
connection with the Registration Statement on Form S-3 (the “Registration Statement”) including the prospectus contained therein (the “Prospectus”) filed by the Company and the Subsidiary
Entities with the Securities and Exchange Commission (the “Commission”) under the Securities
Act of 1933, as amended (the “Securities Act”), relating to (i) shares of common stock of the
Company, $0.01 par value per share (the “Common Stock”); (ii) shares of preferred stock of the
Company, $0.01 par value per share (the “Preferred Stock”); (iii) depositary shares (the
“Depositary Shares”) representing fractional interests in shares of Preferred Stock, which will be evidenced by depositary receipts (the “Depositary Receipts”); (iv) debt securities, which may be either senior (“Senior Debt Securities”) or subordinated (the “Subordinated Debt Securities”)
(collectively, the “Debt Securities”) of the Company and/or one or more of the Subsidiary
Entities (in such capacity, a “Debt Securities Issuer”); (v) guarantees of the Company and/or one or more of the Subsidiary Entities (collectively in such capacity, the “Guarantors”) to be issued in connection with the Debt Securities (the “Guarantees”); (vi) warrants to purchase Common
Stock, Preferred Stock or Debt Securities (the “Warrants”); (vii) subscription rights to purchase
Common Stock, Preferred Stock or Debt Securities (the “Subscription Rights”); (viii) contracts for the purchase and sale of Common Stock, Preferred Stock, Depositary Shares or Debt
Securities (the “Purchase Contracts”); and (ix) units consisting of one or more of the foregoing
Securities (as defined below) in any combination (the “Units”). The Common Stock, the
Preferred Stock, the Depositary Shares and related Depositary Receipts, the Debt Securities, the
Guarantees, the Warrants, the Subscription Rights, the Purchase Contracts and the Units are
hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time for an indeterminate aggregate initial offering price.
The Depositary Shares and related Depositary Receipts will be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) between the Company and such depositary as shall be named therein (the “Depositary”).
The Senior Debt Securities and any Guarantees thereof will be issued under supplemental indentures (the “Senior Supplemental Indentures”) among the Company, one or more
Guarantors, as applicable, and The Bank of New York Mellon Trust Company, N.A., as trustee,
(the “Senior Trustee”), to the Indenture, dated as of September 19, 2025, among the Company, the Guarantors and the Senior Trustee, as trustee, which has been filed as Exhibit 4.1 to the
Registration Statement (the “Senior Indenture”).  The Subordinated Debt Securities and any
Guarantees thereof will be issued under supplemental indentures (the “Subordinated
Supplemental Indentures”) among one or more Debt Securities Issuers, one or more Guarantors, as applicable, and such trustee as shall be named therein (the “Subordinated Trustee”), to an indenture among such Debt Securities Issuers, one or more Guarantors, as applicable, and the
Subordinated Trustee (the “Subordinated Indenture”).  The Senior Indenture, as amended and supplemented by the Senior Supplemental Indentures, and the Subordinated Indenture, as
amended and supplemented by the Subordinated Indentures, are hereinafter referred to collectively as the “Indentures.”
The Warrants will be issued pursuant to one or more warrant agreements (each, a
“Warrant Agreement”) among the Company, the applicable Subsidiary Entity or Entities, in the case of Warrants relating to Debt Securities, and such warrant agent as shall be named therein
(the “Warrant Agent”).
The Subscription Rights will be issued pursuant to one or more subscription rights agreements (each, a “Rights Agreement”) among the Company, the applicable Subsidiary Entity or Entities, in the case of Subscription Rights relating to Debt Securities, and such rights agent as shall be named therein.
The Purchase Contracts will be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) among the Company, the applicable
Subsidiary Entity or Entities, in the case of Purchase Contracts relating to Debt Securities, and such purchase contract agent as shall be named therein (the “Purchase Contract Agent”).
The Units will be issued pursuant to one or more unit agreements (each, a “Unit
Agreement”) among the Company, the applicable Subsidiary Entity or Entities, in the case of
Units relating to Debt Securities, and such unit agent as shall be named therein (a “Unit Agent”).
The Deposit Agreements, the Indentures, the Warrant Agreements, the Rights
Agreements, the Purchase Contract Agreements and the Unit Agreements are hereinafter referred to collectively as the “Securities Agreements.”
We have examined the Registration Statement and the Senior Indenture, which has been filed with the Commission as an exhibit to the Registration Statement.  In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the
Company and the Subsidiary Entities and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.
In rendering the opinions set forth below, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that, at the time of execution, authentication, issuance and delivery of any of the Securities, the applicable Securities
Agreement will be the valid and legally binding obligation of each party thereto other than the
Company and any Subsidiary Entity. We also have assumed that, with respect to the issuance of any shares of Common Stock or Preferred Stock, the amount of valid consideration paid in respect of such shares will equal or exceed the par value of such shares.
In rendering the opinions set forth below, we have assumed further that, at the time of execution, authentication, issuance and delivery, as applicable, of each of the applicable
Securities Agreements and Securities, (1) the Company and each Subsidiary Entity will be validly existing and in good standing under the law of the jurisdiction in which it is organized and such Securities Agreement will have been duly authorized, executed and delivered by the
Company and each Subsidiary Entity in accordance with its organizational documents and the law of the jurisdiction in which it is organized, (2) the execution, delivery, issuance and performance, as applicable, by the Company and each Subsidiary Entity of such Securities
Agreement and such Securities will not constitute a breach or violation of its organizational documents or violate the law of the jurisdiction in which it is organized or any other jurisdiction
(except that no such assumption is made with respect to the law of the State of New York, the
Delaware General Corporation Law (the “DGCL”), the Delaware Limited Liability Company
Act (the “DLLCA”) or the Delaware Revised Uniform Limited Partnership Act (the
“DRULPA”), assuming there shall not have been any change in such laws affecting the validity or enforceability of such Securities Agreement and such Securities) and (3) the execution, delivery, issuance and performance, as applicable, by the Company and each Subsidiary Entity of such Securities Agreement and such Securities (a) will not constitute a breach or default under any agreement or instrument which is binding upon the Company or any such Subsidiary Entity and (b) will comply with all applicable regulatory requirements.
Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:
1. With respect to the Common Stock, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance of the Common Stock and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the
Company and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the board of directors or a duly authorized committee thereof (each, the “Board of Directors”)
of the Company and otherwise in accordance with the provisions of such agreement, the
Certificate of Incorporation of the Company (the “Certificate of Incorporation”), the Bylaws of
the Company (the “Bylaws”) and the DGCL, the Common Stock will be validly issued, fully paid and nonassessable.
2. With respect to the Preferred Stock, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, (b) due filing of the applicable definitive Certificate of Designations with respect to such Preferred Stock and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement, the Certificate of Incorporation, the Bylaws and the DGCL, the Preferred Stock will be validly issued, fully paid and nonassessable.
3. With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve the issuance and delivery to the Depositary of the Preferred Stock represented by the Depositary Shares, the issuance and terms of the Depositary Shares and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, issuance and delivery of Depositary Receipts evidencing the Depositary Shares against deposit of the Preferred Stock in accordance with the applicable definitive Deposit
Agreement, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement and such Deposit Agreement, the
Depositary Shares will represent legal and valid interests in such Preferred Stock and the
Depositary Receipts will constitute valid evidence of such interests in such Preferred Stock.
4. With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company or equivalent governing body of the applicable
Debt Securities Issuer or a duly constituted and acting committee of such Board of Directors or equivalent governing body or duly authorized officers of such Debt Securities Issuer (such Board of Directors or equivalent governing body, committee or authorized officers being referred to herein as the “Debt Authorizing Party”) to authorize and approve the execution and delivery of the applicable Indenture, the issuance and terms of such Debt Securities and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Debt Securities Issuer, (b) the due execution and delivery of the applicable Indenture by the applicable Debt Securities Issuer and any Guarantors parties thereto and (c) the due execution, authentication, issuance and delivery of such Debt Securities in accordance with the applicable Indenture, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Debt Authorizing Party and otherwise in accordance with the provisions of such agreement and the applicable Indenture, such Debt Securities issued by such Debt Securities Issuer will constitute valid and legally binding obligations of such Debt Securities Issuer enforceable against such Debt Securities
Issuer in accordance with their terms.
5. With respect to the Guarantees, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company or equivalent governing body of each
Guarantor or a duly constituted and acting committee of such Board of Directors or equivalent governing body or duly authorized officers of such Guarantor (each such Board of Directors or equivalent governing body, committee or authorized officers being referred to herein as the
“Guarantor Authorizing Party”) to authorize and approve the execution and delivery of the applicable Indenture, the issuance and terms of any Guarantees and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on such
Guarantor, (b) the due execution and delivery of the applicable Indenture by each of the
Guarantors party thereto and the applicable Debt Securities Issuer, (c) the due execution, authentication, issuance and delivery of the Debt Securities underlying such Guarantees, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the applicable Guarantor Authorizing Party and otherwise in accordance with the provisions of such agreement and the applicable Indenture and (d) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the applicable Guarantors enforceable against such Guarantors in accordance with their terms.
6. With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company and, in the case of Warrants relating to Debt
Securities, any applicable Debt Authorizing Party, to authorize and approve (1) the issuance and terms of the Warrants, the terms of the offering thereof and the execution and delivery of the applicable Warrant Agreement so as not to violate any applicable law or agreement or instrument then binding on the Company and, in the case of Warrants relating to Debt Securities, any applicable Debt Authorizing Party, and (2) the issuance and terms of the other Securities that are the subject of the Warrants and related matters, (b) the due execution and delivery by the
Company and, in the case of Warrants relating to Debt Securities, any applicable Subsidiary
Entities of the applicable Warrant Agreement and (c) the due execution, countersignature, issuance and delivery of such Warrants, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the
Company and, in the case of Warrants relating to Debt Securities, any applicable Debt
Authorizing Party, and otherwise in accordance with the provisions of the applicable Warrant
Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company and any such applicable Subsidiary Entity enforceable against the
Company and any such applicable Subsidiary Entity in accordance with their terms.
7. With respect to the Subscription Rights, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company and, in the case of Subscription
Rights relating to Debt Securities, any applicable Debt Authorizing Party, to authorize and approve (1) the issuance and terms of any Subscription Rights and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the
Company and, in the case of Subscription Rights relating to Debt Securities, any applicable Debt
Authorizing Party, and (2) the issuance and terms of the other Securities that are the subject of the Subscription Rights and related matters, (b) the due execution and delivery by the Company and, in the case of Subscription Rights relating to Debt Securities, any applicable Subsidiary
Entities of the applicable Rights Agreement and (c) the due execution, countersignature, issuance and delivery of such Subscription Rights, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of
Directors of the Company and, in the case of Subscription Rights relating to Debt Securities, any applicable Debt Authorizing Party, and otherwise in accordance with the provisions of such agreement and the applicable definitive Rights Agreement, such Subscription Rights will constitute valid and legally binding obligations of the Company and any such applicable
Subsidiary Entity enforceable against the Company and any such applicable Subsidiary Entity in accordance with their terms.
8. With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company and, in the case of Purchase
Contracts relating to Debt Securities, any applicable Debt Authorizing Party, to authorize and approve (1) the issuance and terms of the Purchase Contracts, the terms of the offering thereof and the execution and delivery of the related Purchase Contract Agreement so as not to violate any applicable law or agreement or instrument then binding on the Company and, in the case of
Purchase Contracts relating to Debt Securities, any applicable Debt Authorizing Party, and (2)
the issuance and terms of the other Securities that are the subject of the Purchase Contracts and related matters, (b) the due execution and delivery by the Company and, in the case of Purchase
Contracts relating to Debt Securities, any applicable Subsidiary Entities of the applicable
Purchase Contract Agreement and (c) the due execution, issuance and delivery of such Purchase
Contracts, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and, in the
case of Purchase Contracts relating to Debt Securities, any applicable Debt Authorizing Party, and otherwise in accordance with the provisions of such agreement and the applicable Purchase
Contract Agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company and any such applicable Subsidiary Entity enforceable against the Company and any such applicable Subsidiary Entity in accordance with their terms.
9. With respect to the Units, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company and, in the case of Units relating to Debt Securities and/
or Guarantees, any applicable Debt Authorizing Party, to authorize and approve the issuance and delivery to the Unit Agent of the Securities that are the components of any Units, the issuance and terms of such Units and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company or any applicable Subsidiary
Entity, (b) the Common Stock and Preferred Stock that are components of such Units and/or issuable under any Purchase Contracts, Subscription Rights or Warrants that are components of such Units are or will be, as applicable, validly issued, fully paid and nonassessable, (c) the
Warrants that are components of such Units are valid and legally binding obligations of the
Company or any applicable Subsidiary Entity and (d) the due execution, authentication, issuance and delivery, as applicable, of such Units and the Securities that are the components of such
Units, in each case upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Company and any applicable
Subsidiary Entity and otherwise in accordance with the provisions of such agreement, the applicable definitive Securities Agreements, the organizational documents of such entity and the law of the jurisdiction in which it is organized, such Units will constitute valid and legally binding obligations of the Company and any such applicable Subsidiary Entity enforceable against the Company and any such applicable Subsidiary Entity in accordance with their terms.
Our opinions set forth in paragraphs 3 through 9 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) to the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights. In addition, we express no opinion as to the validity, legally binding effect or enforceability of Section 1.10 of the Senior Indenture relating to the separability of provisions of the Senior Indenture.
In rendering the opinions set forth in paragraphs 4, 5, 7, 8 and 9 above, we have assumed that under the law of any jurisdiction in whose currency (or whose currency is a component currency of a composite currency in which) any Securities are denominated or payable, if other than in U.S. dollars, (A) no consent, approval, authorization qualification or order of, or filing or registration with, any governmental agency or body or court of such jurisdiction is required for the issuance or sale of the Securities by the Company or any Subsidiary Entity and (B) the
issuance or sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms or provisions of any statute, rule, regulation or order of any governmental agency or body or any court of such jurisdiction.
We note that (i) a New York State statute provides that, with respect to a foreign currency obligation, a New York State court shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree and (ii) with respect to a foreign currency obligation, a U.S. federal court sitting in New York State may award a judgment based in whole or in part in U.S. dollars, provided that we express no opinion as to the rate of exchange that such court would apply.
In connection with the provisions of the Senior Indenture whereby the parties submit to the jurisdiction of the courts of the United States of America for the Southern District of New
York, we note the limitations of 28 U.S.C. Sections 1331 and 1332 on subject matter jurisdiction of the federal courts. In connection with the provisions of the Senior Indenture that relate to forum selection (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note that under N.Y.C.P.L.R. Section 510 a
New York State court may have discretion to transfer the place of trial, and under 28 U.S.C.
Section 1404(a) a United States District Court has discretion to transfer an action from one federal court to another. We do not express any opinion herein concerning any law other than the law of the State of New York, the DGCL, the DLLCA and the DRULPA. We expressly disclaim coverage of any other Delaware law, except judicial decisions interpreting the DGCL, the
DLLCA and the DRULPA.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration
Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP
Schedule I
Subsidiary Entities Incorporated or Formed in the State of Delaware

Subsidiary	State of Incorporation or Formation
Carlyle Holdings I L.P.	Delaware
Carlyle Holdings II L.L.C.	Delaware
CG Subsidiary Holdings L.L.C.	Delaware
Schedule II
Subsidiary Entity Incorporated or Formed in Jurisdictions other than the State of
Delaware

Subsidiary	State or Country of Incorporation or Formation
Carlyle Holdings III L.P.	Québec